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On May 6, 2016, Green Dot Corporation issued the following investor presentation, which was also posted to its website www.GDOTValue.com.

The Right Team with The Right Plan The Proof is in our Performance May 2016

Disclosures Forward-Looking Statements This presentation contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements that address expectations or projections about the future, including about the Company’s strategy for growth, product development, market position, anticipated benefits of cost savings initiatives and investments in “high- potential” initiatives, expenditures and financial results. Actual results may differ materially from those contained in the forward-looking statements contained in this presentation, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the timing and impact of revenue growth activities and investments, the Company's dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, the rate of adoption or demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, the Company’s ability to obtain regulatory approval for new products, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission (“SEC”) filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. The Company assumes no obligation to update this information as a result of future events or developments except as may be required by applicable law. Important Additional Information The Company has filed a definitive proxy statement (the “Proxy Statement”) and accompanying WHITE proxy card with the SEC on April 18, 2016 in connection with the solicitation of proxies for the 2016 Annual Meeting of Stockholders. Investors and stockholders may obtain a copy of the Proxy Statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. Green Dot stockholders may obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request from the Company’s proxy solicitor for the 2016 Annual Meeting, Innisfree M&A Incorporated, toll-free at (877) 800-5186 (banks and brokers may call collect at (212) 750-5833). 2

Discussion Agenda 3 Green Dot Overview Historical Perspective Six-Step Plan to Create Long-Term Value Highly-Qualified & Independent Board Performance vs. Peers Harvest’s High Risk Plan Harvest’s Misrepresentations

4 Green Dot Overview

To provide a full range of affordable and accessible financial services to OUR MISSION The Masses 5

6 GreenDot • We INVENTED THE GENERAL PURPOSE RELOADABLE PREPAID CARD industry in 1999 and are the largest prepaid provider in the U.S. • We are a BANK HOLDING COMPANY regulated by the Board of Governors of the Federal Reserve and the State of Utah DFI • We are a TOP 20 DEBIT CARD ISSUER among all banks and credit unions in the country and A LEADER IN MOBILE BANKING with GoBank, Green Dot’s award winning mobile checking account • Our products are ACQUIRED BY MILLIONS of consumers annually through a TECH-ENABLED DISTRIBUTION NETWORK of 100,000 retail locations, online, in the leading App stores and through unique integrations - like Uber and Member Benefits Corporation. • We are the LARGEST THIRD PARTY PROCESSOR OF TAX REFUNDS in the U.S. with more than eight million refunds processed annually • We are one of the LARGEST CONSUMER CASH TRANSACTION PROCESSORS in the U.S. with approximately 35 million retail cash deposit transactions processed annually 6

Our Long-Term Roadmap is Now Paying Off • Green Dot’s stock has appreciated 35%* since management publicly disclosed its new growth initiatives on December 2, 2015, prior to the Harvest 13D filing • Green Dot’s Six-Step Plan is on track and the Company’s stock price performance demonstrates that investors are responding favorably to it • First quarter 2016 Revenue, Adjusted EBITDA and Non-GAAP EPS all exceed estimates, 2016 financial guidance increased • Retailers are renewing contracts, Green Dot products are retaking shelf space and competitors are retreating • Green Dot’s incumbent board members were the primary authors of the Company’s 2012 bold and ambitious long-term strategic roadmap that made today’s success possible • Harvest has proposed no viable alternative plan except to nominate three new board members, two of whom we believe to have highly questionable professional backgrounds for a highly regulated entity the size and complexity of Green Dot 7 Source: *FactSet Harvest’s call for large-scale board and leadership changes inserts unnecessary risk into the Company’s plans

Long-Term Discipline = Long-Term Success

Unwavering commitment to innovation and consumerism

- The incumbent slate guided Green Dot's evolution from a niche prepaid card provider with a highly-concentrated revenue stream into a diversified "FinTech" leader with multiple award-winning products and vast distribution through multiple channels
- Winning against the competition and fended off direct multi-year attacks from American Express, Chase, USBank, Western Union, PayPal and many more to maintain its top spot in prepaid
- Execution on bold and complex key strategic initiatives:
  - Became a Bank Holding Company and bought its own issuing bank, enabling it to save millions in costs while protecting its business model from the dangers of third party "BIN Rental" issuing. (Key risk that materialized for Higher One, NetSpend, ADP and many others)
  - Entered into a long-term and economically sustainable agreement with Walmart
  - Successfully diversified and grew its business by making several highly accretive acquisitions that diversified revenue and increased market share
  - Received regulatory approval for a $150 million share repurchase program (~15% of outstanding shares) and repurchased $100 million since September 2015
  - Received regulatory approval to use its bank charter for consumer lending
  - Established Green Dot Shanghai Technology Development Center to increase bandwidth and cut costs
  - Launched several new products and channels providing the platform for future growth
  - Established long-term collaborative relationships with the Company's regulators and relevant consumer advocates allowing it to correctly anticipate long-term regulatory trends

GREEN DOT CORPORATION
reinventing personal banking for the masses
8

9 Historical Perspective

2010 2011 2012 2013 2014 2015 2016E 2017E Revenue $377 $485 $555 $582 $610 $699 $708 NA Walmart % 63% 61% 64% 64% 54% 46% NA NA Adj. EBITDA $98 $123 $111 $103 $132 $152 $160 NA Non-GAAP Diluted EPS $1.27 $1.55 $1.38 $1.15 $1.33 $1.35 $1.40 $1.75 $0 $10 $20 $30 $40 $50 $60 $70 Historical Perspective: 2010 - 2011 10 Source: Financial data compiled from FactSet and Company Filings Data in millions except for Non-GAAP Diluted EPS Revenue growth 2010 to 2011 + 29% Adj EBITDA growth 2010 to 2011 + 26% Adj EPS growth 2010 to 2011 + 22% Stock Price from IPO to end of 2011 - 29% IPO End of 2011 P/E multiple GDOT 36.7x 20.1x Prepaid Industry Peer Gr. 12.2x 14.4x Our business performed exceptionally well in 2010 and 2011, but our stock price corrected from a lofty IPO valuation NOT related to financial performance or management execution. Nobody has questioned GDOT’s financial performance during this time period. However, this MATERIALLY distorts our 5-year returns when anyone compares us to a set of peers. Notes: *True peers include the following: MoneyGram, Western Union, Total System Services, WEX, American Express, Blackhawk, Euronet, H&R Block, Cardtronics, Meta Financial, and BofI. **Revenues for 2010 and 2015 exclude the impact of stock-based retailer incentive compensation, a contra-revenue component of the Green Dot’s total operating revenues, of $13.4M and $2.5M, respectively. Revenues for 2015 also exclude the impact of $2.0M of certain co-op advertising costs recognized as contra-revenue under GAAP. Prior to 2015, Green Dot did not have any co-op advertising costs recorded as contra-revenue. ***Estimates are based on the mid-point of 2016 guidance ****Six-point plan targeted non-GAAP Diluted EPS

2010 2011 2012 2013 2014 2015 2016E 2017E Revenue $377 $485 $555 $582 $610 $699 $708 NA Walmart % 63% 61% 64% 64% 54% 46% NA NA Adj. EBITDA $98 $123 $111 $103 $132 $152 $160 NA Non-GAAP Diluted EPS $1.27 $1.55 $1.38 $1.15 $1.33 $1.35 $1.40 $1.75 $0 $10 $20 $30 $40 $50 $60 $70 Historical Perspective: 2012 - 2013 11 In 2012 three distinct events occurred: 1. Several of the largest financial services companies in the world, including JP Morgan and Amex, entered the prepaid market. 2. GDOT also lost exclusivity with all it’s major retailers. 3. GDOT tightened risk controls to mitigate card fraud risk. GDOT Q2 2012 Earnings call “Taking the combined effect of these various new controls, we estimate that the growth impact to our overall portfolio has been on the order of 5 to 10 percentage points.” “We recently learned that more of our retailers will begin selling competitive GPR products in addition to our products, in some cases beginning in late 2012.” “Given this uncertainty, we have taken what we believe to be a conservative view of how sales might be negatively impacted and you see that view reflected in our re-forecast.” We PROACTIVELY warned investors on the Q2 2012 earnings call of the increasing level of competition and tightened risk controls as well as how these might impact our business. Source: Financial data compiled from FactSet and Company Filings Data in millions except for Non-GAAP Diluted EPS Notes: *True peers include the following: MoneyGram, Western Union, Total System Services, WEX, American Express, Blackhawk, Euronet, H&R Block, Cardtronics, Meta Financial, and BofI. **Revenues for 2010 and 2015 exclude the impact of stock-based retailer incentive compensation, a contra-revenue component of the Green Dot’s total operating revenues, of $13.4M and $2.5M, respectively. Revenues for 2015 also exclude the impact of $2.0M of certain co-op advertising costs recognized as contra-revenue under GAAP. Prior to 2015, Green Dot did not have any co-op advertising costs recorded as contra-revenue. ***Estimates are based on the mid-point of 2016 guidance ****Six-point plan targeted non-GAAP Diluted EPS

2010 2011 2012 2013 2014 2015 2016E 2017E Revenue $377 $485 $555 $582 $610 $699 $708 NA Walmart % 63% 61% 64% 64% 54% 46% NA NA Adj. EBITDA $98 $123 $111 $103 $132 $152 $160 NA Non-GAAP Diluted EPS $1.27 $1.55 $1.38 $1.15 $1.33 $1.35 $1.40 $1.75 $0 $10 $20 $30 $40 $50 $60 $70 Historical Perspective: 2013 - 2014 12 In 2013 GDOT’s largest retailer partner requests lower pricing schemes to MoneyCard (40%+ of GDOT’s revenue). This contract was also coming up for renewal at the end of 2014. These pricing schemes continue to impact active card revenue through today. In 2014 after months of planning and analysis with customers and regulators, GDOT starts the carefully planned process of proactively withdrawing MoneyPak from the market due to consumer-assist fraud issues. This process continues into early 2015. In 2013 and 2014 we were impacted by two events that were largely out of our control – changes to MoneyCard’s (40%+ of GDOT’s revenue) pricing to consumers and the removal of MoneyPak. MoneyCard’s pricing was not our decision. We decided to remove MoneyPak to mitigate regulatory risk, and proactively protect retailers, our customers and our reputation as a consumer advocate from fraud exposure. These two events wiped out ~$130 million in annualized revenue and ~$40 to $45 million in annualized adjusted EBITDA over a two-year period. Source: Financial data compiled from FactSet and Company Filings Data in millions except for Non-GAAP Diluted EPS Notes: *True peers include the following: MoneyGram, Western Union, Total System Services, WEX, American Express, Blackhawk, Euronet, H&R Block, Cardtronics, Meta Financial, and BofI. **Revenues for 2010 and 2015 exclude the impact of stock-based retailer incentive compensation, a contra-revenue component of the Green Dot’s total operating revenues, of $13.4M and $2.5M, respectively. Revenues for 2015 also exclude the impact of $2.0M of certain co-op advertising costs recognized as contra-revenue under GAAP. Prior to 2015, Green Dot did not have any co-op advertising costs recorded as contra-revenue. ***Estimates are based on the mid-point of 2016 guidance ****Six-point plan targeted non-GAAP Diluted EPS

2010 2011 2012 2013 2014 2015 2016E 2017E Revenue $377 $485 $555 $582 $610 $699 $708 NA Walmart % 63% 61% 64% 64% 54% 46% NA NA Adj. EBITDA $98 $123 $111 $103 $132 $152 $160 NA Non-GAAP Diluted EPS $1.27 $1.55 $1.38 $1.15 $1.33 $1.35 $1.40 $1.75 $0 $10 $20 $30 $40 $50 $60 $70 Historical Perspective: 2014 - 2015 13 1. Consolidate the marketplace in prepaid – acquired AccountNow and Achieve. 2. Diversification into adjacent complementary categories of payments - acquired TPG, a tax processing business, which creates additional channels for future growth. 3. Developed a mobile banking platform to diversify revenue base, expand into additional customer segments and provide technology for future product launches. 4. Received 6-month extension of MoneyCard contract in December 2014, then renewed contract in June 2015 for a five-year term. In the second half of 2015, competition begins to retreat; Amex shrinks its prepaid division Walmart MoneyCard contract renewed TPG acquired AchieveCard and AccountNow acquired In 2015 acquisitions drove revenue and Adjusted EBITDA growth, but depreciation and amortization (from technology investments) and share issuances (related to acquisitions) mitigated Non-GAAP diluted EPS growth Amex and other prepaid providers begin to retrench During this challenging time period, management and the board did not sit idle. We pursued a strategy of consolidation and diversification to mitigate risk around the concentration of revenue tied to GDOT’s largest contract. Source: Financial data compiled from FactSet and Company Filings Data in millions except for Non-GAAP Diluted EPS Notes: *True peers include the following: MoneyGram, Western Union, Total System Services, WEX, American Express, Blackhawk, Euronet, H&R Block, Cardtronics, Meta Financial, and BofI. **Revenues for 2010 and 2015 exclude the impact of stock-based retailer incentive compensation, a contra-revenue component of the Green Dot’s total operating revenues, of $13.4M and $2.5M, respectively. Revenues for 2015 also exclude the impact of $2.0M of certain co-op advertising costs recognized as contra-revenue under GAAP. Prior to 2015, Green Dot did not have any co-op advertising costs recorded as contra-revenue. ***Estimates are based on the mid-point of 2016 guidance ****Six-point plan targeted non-GAAP Diluted EPS

Green Dot Has Outperformed its Prepaid Industry Peer Group 14 Source: Financial data compiled from FactSet *Peers include: MoneyGram, Western Union, Total System Services, WEX, American Express, Blackhawk, Euronet, H&R Block, Cardtronics, Meta Financial, and BofI. Green Dot Peer Group 1-Year Performance vs. Peer Group* 3-Year Performance vs. Peer Group* 5-Year Performance vs. Peer Group* Green Dot has out-performed its Prepaid Industry Peer Group over a 1- and 3- year period. Under performance over a 5-year period is attributable to a lofty IPO valuation followed by a price correction, not poor management or execution.

15 Six-Step Plan to Create Long-Term Value

Six-Step Plan to Achieve $1.75+ Non-GAAP EPS in 2017 Disclosed initiatives in December 2015 1. Launch new, more appealing products with materially better unit economics at all 100,000 retailers 2. Bring back MoneyPak with new risk controls 3. Make modest investments in “high-potential” initiatives that align with our roadmap to growth 4. Launch major platform initiatives that drive ~$11 million in cost reductions in 2016; in excess of $20 million in savings at full year run-rate in 2017 5. Make opportunistic and accretive acquisitions using cash and/or debt 6. $150 million share repurchase plan 16

Delivering on Six-Step Plan – Demonstrating Results Today

1. Launch new, more appealing products with materially better unit economics at all 100,000 retailers
   - Launched at Walmart in February 2016, others in process
2. Bring back MoneyPak with new risk controls
   - Launched at Rite Aid, Walgreens and Kroger
   - Additional major retailers expected and in process
3. Make modest investments in "high-potential" initiatives that align with our roadmap to growth
   - Discussed six initiatives on Q1 earnings call
4. Launch major platform initiatives that drive ~$11 million in cost reductions in 2016; in excess of $20 million in savings at full year run-rate in 2017
   - In process and on track
5. Make opportunistic and accretive acquisitions
6. $150 million share repurchase plan
   - Executed $100 million in stock repurchases

- **Our plan is working**
- **Q1 2016**
  - **Beat consensus revenue**
  - **Beat consensus EBITDA**
  - **Beat consensus Adjust EPS**
- **FY 2016 guidance**
  - **Increased revenue guidance**
  - **Increased EBITDA guidance**
  - **Increased non-GAAP Diluted EPS guidance**

GREEN DOT CORPORATION
reinventing personal banking for the masses

Stock price has increased 35% since first disclosure of management and board plan in December 2015

17

$15 $16 $17 $18 $19 $20 $21 $22 $23 $24 Investors Have Responded • On December 1, 2015 management discloses new initiatives at an investor conference • On February 24, 2016 reports strong fourth quarter financial results; provides additional details around new initiatives and six-step plan to drive $1.75+ in earnings in 2017 • On May 4, 2016 reports strong first quarter financial results; raises 2016 financial guidance; provides update on major initiatives 18 GDOT discloses new initiatives at JP Morgan Investor Conference GDOT reports better than expected Q4 earnings; discusses Six- Step Plan GDOT signs Uber contract GDOT reports better than expected Q1 earnings; raises 2016 guidance Stock up 35%

Top Analysts That Follow Green Dot Agree Our Strategy Is Working

"GDOT reported strong headline Rev/EPS results that were ~$5M/$0.04 ahead of internal plan (~$17M/$0.07 ahead of Street estimates) and increased its conservative 2016 outlook for the beat....GDOT shares are up 35% YTD, versus a 2% rise in the S&P 500. GDOT continues to see $1.75 in EPS in '17, driven by fee increases, cost savings and share repurchases......Competition is easing and GDOT appears to be taking a page out of the fleet card issuer's playbook and pricing for value, potentially sacrificing market share and account growth for better portfolio economics, which we think is the right decision." *Tien-tsin Huang, CFA, J.P. Morgan, 5/5/16*

"GDOT's 1Q revs and EPS solidly beat JEFe/Street due to outperformance in the core biz and a revenue pull-forward related to tax refund season. The company raised F16 revs/adj. EPS guidance by $5M and EPS by $0.04, which may prove conservative given the pending impact of recent product launches. In addition to the roll-out of previously announced MoneyPak 2.0 products, GDOT also announced new functionality for Uber's instant fare payment system which allows users to direct deposit payments to any debit card..signed a multi-year agreement with Member Benefits Corp to provide products to its over 2M union members...added several new distribution outlets through both expansion of existing relationships (ie., renewals and better placement at CVS & 7-Eleven) and new contracts (eg, 732 locations at Stater Brothers and Kwik Trip). *Ramsey El-Assal, Jefferies, 5/4/16*

"On its earnings call, GDOT provided FY17 EPS guidance of $1.75+ and a roadmap which includes new product launches, cost-saving initiatives, and share-holder friendly capital allocation strategy......If the company were to deliver on its new initiatives throughout FY16 and its FY16 guidance, we believe it would reintroduce confidence in the growth potential and management team's ability to execute, potentially providing upside to valuation multiples....we believe the company has improved its modeling and guidance philosophy. We also believe the accelerated share repurchase program could potentially provide upside to FY16 EPS guidance of $1.35 - $1.40." *Ashish Sabadra, Deutsche Bank, 2/24/16*

GREEN DOT CORPORATION
reinventing personal banking for the masses
19

20 Highly-Qualified & Independent Board

A Highly Qualified & Independent Board

Vote FOR

Steven W. Streit *Chairman, President & CEO*		• Pioneer in the financial services industry, credited with inventing the reloadable prepaid debit card industry • Responsible for establishing Green Dot's industry leading position through an unrelenting focus on delivering innovative, consumer-friendly products and establishing critical relationships with major business partners and key regulators • Unmatched industry experience with a proven ability to successfully overcome challenges to the business • Owns 4+ million shares of Green Dot; purchased $4 million in shares in open market purchases since 2012
Kenneth C. Aldrich *Independent Director*		• Extensive experience working with early stage companies, managing other organizations including public companies, and providing sound leadership and management in dynamic business environments • Significant operational expertise, provides tremendous perspective having served on the boards of directors of numerous start-up companies
J. Chris Brewster *Independent Director*		• Tremendous experience as a senior financial leader with significant depth and breadth of knowledge in dealing with financial and accounting matters • Provides deep knowledge and consumer financial services expertise having served as the CFO of Cardtronics, Inc.
Rajeev V. Date *Independent Director*		• Brings considerable financial services and regulatory experience, having served as the first-ever Deputy Director at the U.S. Consumer Financial Protection Bureau and held numerous roles at the U.S. Department of the Treasury • Held senior positions at major financial and business consulting institutions including Deutsche Bank Securities, Capital One Financial and McKinsey & Company, enabling him to provide extraordinary insights and valuable perspective
Mary J. Dent *Independent Director*		• Extensive experience counseling entrepreneurial companies on matters relating to public policy and business development • Impressive financial services and legal background, having served in senior roles at Silicon Valley Bank, SVB Financial Group and New Skies Satellites • Brings to Green Dot relevant experience with bank regulation

GREEN DOT CORPORATION
reinventing personal banking for the masses

Green Dot's Board is highly qualified and independent, with significant relevant experience to oversee the successful execution of the Company's strategy

21

A Highly Qualified & Independent Board

Vote FOR	**Timothy R. Greenleaf** *Independent Director*		• Significant depth and breadth of knowledge counseling and serving on the board of middle-market consumer-related businesses • Extensive experience in dealing with matters relating to mergers and acquisitions, tax and corporate structuring • Provides relevant insight into the complex, highly regulated and audited environment in which Green Dot operates
	Glinda Bridgforth Hodges *Independent Director*		• Personal finance expert and financial literacy educator • Highly respected author of several consumer financial education books and articles • Provides deep consumer insights
	William I. Jacobs *Independent Director*		• Highly qualified financial and payments veteran with deep financial acumen and operational expertise • Significant depth and breadth of knowledge having helped manage large financial service organizations including Global Payments, Inc. (where he is Chairman) and MasterCard International.
Vote FOR	***Michael J. Moritz*** *Independent Director*		• Acclaimed venture capital investor with unmatched relationships in Silicon Valley • Actively contributes ongoing strategic guidance and introductions to potential new business partners • Provides invaluable firsthand insights into next-generation business models and technologies. Adds significant perspective from his experiences as a director at numerous prominent technology companies, including Google, LinkedIn, Yahoo, Flextronics, KAYAK and PayPal
	George T. Shaheen *Independent Director*		• Highly accomplished business professional with extensive experience serving in senior management positons at major technology and consulting firms including Accenture, Siebel Systems, Inc., and Entity Labs • Significant operational expertise, providing tremendous perspective having served on the boards of directors of numerous public companies • Brings to Green Dot a wealth of longstanding business relationships

GREEN DOT CORPORATION
reinventing personal banking for the masses

Green Dot's Board is highly qualified and independent, with significant relevant experience to oversee the successful execution of the Company's strategy

22

Your Board Has the Experience Needed to Drive Green Dot Forward Green Dot’s Board is highly qualified, diverse, and committed to enhance value for ALL shareholders Executive Leadership Experience Board Experience Fin. Services / Tech Experience Functional Expertise Regulatory Experience Entrepreneurial Experience Steven W. Streit     Innovation  CEO  Operations  Business Development   Kenneth C. Aldrich     Investment  CEO  Corp. Strategy  J. Chris Brewster     Finance  Accounting  CFO  Rajeev V. Date     Public Policy  Corp. Strategy  Business Development   Mary J. Dent     Public Policy  Legal  Corp. Strategy  Timothy R. Greenleaf     Investment  Legal  Audit   Glinda Bridgforth Hodges    Customer Insights  CRA Chair  Corporate Strategy  William I. Jacobs     Finance  Operations  CFO  Michael J. Moritz     Investment  Corp. Strategy  Business Development  George T. Shaheen     Innovation  CEO  Operations  Vote FOR Vote FOR Vote FOR NEW NEW NEW 23

The Right Team to Keep the Momentum Going • These directors have been invaluable since Green Dot’s IPO • Together, they are among the primary authors of the Company’s long-term plan that beat American Express, Chase and many others to emerge a diversified fin-tech banking leader • These Board members are committed to the cause of Green Dot’s success both demonstrated by their years of hard work on the Green Dot Board through thick and thin and their significant holdings in Green Dot • These Green Dot Board members collectively own over $100 million* in GDOT shares and they have each held shares for over 8 years Vote YES to Protect Shareholder Value STEVEN W. STREIT TIMOTHY R. GREENLEAF MICHAEL J. MORITZ Vote FOR Vote FOR Vote FOR 24 Source: *Company Filings

Steven W. Streit | Founder, Chairman CEO and 8%+ Shareholder • Owns 4,215,410 shares* • Invented the reloadable prepaid debit card and founded the Company in 1999 • Primary relationship holder with the Company’s major business partners and key regulators including Walmart, Walgreen, CVS, CFPB, Federal Reserve and many others • A “hands on” leader whose creative vision and consumer marketing experience continues to generate the most successful and largest selling collection of prepaid products in the industry, including all of the Company’s new prepaid cards, GoBank checking accounts and the new MoneyPak • Presided over revenue growth from $39 million in 2005 and $377 million in 2010 to $699 million in 2015, a ten year CAGR of 33% and a five year CAGR of 13% while engineering numerous successful strategies to renew key customers and diversify revenue • Steered company through a crucial time period of significant competition, regulatory changes, escalating fraud risks, and higher commissions to emerge as the undisputed leader Steve Streit is key to the successful execution of Green Dot’s Six-Step Plan and to maintaining the Company’s strategic business relationships Vote FOR 25 Source: *Company Filings

Timothy R. Greenleaf | Audit Committee Chair, Independent Director • Owns 262,097 shares* • Serves as the Company’s Audit Committee Chair, which includes oversight of the Company’s Enterprise Risk Management Committee and Cybersecurity • Provides unique, direct insight to navigate Green Dot’s complex and highly regulated and audited environment • Seasoned private equity investor, tax attorney and financial advisor with significant board experience • Works closely with internal audit on oversight of holding company and bank compliance issues; has built a strong relationship with bank regulators and auditors • Established experience and trust with our regulatory authorities, auditors and finance team that would be difficult to replace Tim Greenleaf provides relevant insight into the complex, highly regulated and audited environment in which Green Dot operates 26 Vote FOR Source: *Company Filings

Michael J. Moritz | Independent Director • Owns 317,799 shares* • Acclaimed venture capital investor, large Green Dot shareholder and current Chairman of Sequoia Capital • One of the most highly sought after individuals for corporate boards • Actively contributes ongoing strategic guidance and introductions to potential new business partners • Provides invaluable firsthand insights into next-generation business models and technologies • Contributes significant perspective from his experiences as a current/former director at numerous prominent technology companies including Google, LinkedIn, Yahoo and PayPal • Provides Green Dot massive credibility in the technology world, which is incredibly helpful to recruit new team members and potential business partners • Key business development ambassador Sir Michael Moritz brings to Green Dot extensive professional relationships and irreplaceable perspectives Vote FOR 27 Source: *Company Filings

• In February 2016, announced a process to identify strong new candidates to expand Green Dot’s Board of Directors. Goal was to strengthen the board and address Harvest’s criticisms – Sought input from top ten shareholders to identify and recruit for highly-qualified directors - Harvest declined to collaborate – Offered to appoint George Gresham, one of Harvest’s nominees, directly to the Board as part of this process - Mr. Gresham declined • In April 2016, announced the addition of three exceptional new independent directors with extensive financial technology and public company experience – Chris Brewster, recently retired CFO of Cardtronics, the largest global ATM company – Raj Date, Managing Partner of Fenway Summer, a venture capital firm focused on financial services; director of leading “FinTech” companies; first leader of the CFPB – Bill Jacobs, Chairman of Global Payments and former MasterCard executive • Concurrently announced the retirement of a non-independent director - the Board now includes nine independent directors and Mr. Streit Highly Experienced; Highly Relevant Highly Independent Delivered on Promise to Expand Board Three Exceptional New Independent Directors 28

Pro-Investor Governance Changes 29 • The Board values productive conversations with our investors • Based on these constructive conversations, we have made or committed to a number of governance changes that we believe are in the best interests of the Company and our investors: – The appointment of three highly qualified directors with extensive experience in the payments and financial services industries – The adoption of “Proxy Access” to take effect for next year’s annual meeting of stockholders – Recommended approval of “majority voting” stockholder proposal – The complete re-engineering of compensation programs for all NEOs and executive management to be 100% performance-based

Why Won’t Harvest Engage With Green Dot? 30 GREEN DOT’S ATTEMPTS TO SETTLE WITH HARVEST  Before Harvest voiced its concerns publicly, Green Dot and its board held multiple meetings and discussions with Harvest and offered to provide Harvest executives with temporary insider status, including regular ongoing updates with Green Dot’s board and management team, so that Harvest could independently assess Green Dot’s non-public strategic plans, its ongoing achievement of those plans and evaluate its future prospects. Harvest declined Green Dot’s offer.  After the filing of Harvest’s 13D, Green Dot offered to collaborate with Harvest on the selection of directors for an expanded Board and subsequently offered Harvest the opportunity to name one member to be appointed immediately to Green Dot’s board. Harvest declined both offers, indicating it would not entertain any offers unless they included the prompt transition of our CEO and replacement of directors.  Mr. Streit, Green Dot’s CEO, even offered to take no equity for two years and align his 100% performance-based cash incentive opportunity to be consistent with our Six-Step Plan. Harvest rejected the offer, indicating it would not entertain any offers unless they included the prompt transition of our CEO and replacement of directors.  After Harvest publicly proposed its nominees, Green Dot convened a meeting of its Nominating and Corporate Governance Committee to assess Harvest’s nominees. The Committee concluded that while Mr. Fanlo and Mr. Livingston were not suitable for board service due primarily to negative findings from its investigation into their backgrounds and/or references, Mr. Gresham was suitable because he has relevant professional and industry experience and there were no negative findings from the Committee’s investigation into his background and references. As such, Green Dot reached out directly to Mr. Gresham and offered to immediately appoint him to Green Dot’s board. Mr. Gresham declined to be appointed to Green Dot’s board.  After Mr. Gresham declined Green Dot’s offer to join its board, Green Dot delivered on its promise made to investors on its February 2016 earnings call and appointed three proven and exceptional new independent directors. Chris Brewster, Bill Jacobs and Raj Date joined the Green Dot board immediately upon their appointment on April 11, 2016. In addition, Green Dot announced the retirement of a non-independent director, meaning that the Board now includes nine independent directors and Mr. Streit.

31 Performance vs. Peers

1-Year Stock Price Performance (3/31/15 – 3/31/16)

Prepaid Industry Peer Group*



50%
40%
30%
20%
10%
0%
(10%)
(20%)
(30%)
04/01/15
06/01/15
08/03/15
10/01/15
12/01/15
02/01/16
44.3%
(14.9)%

Harvest Peer Group**



50%
40%
30%
20%
10%
0%
(10%)
04/01/15
06/01/15
08/03/15
10/01/15
12/01/15
02/01/16
44.3%
10.1%

Green Dot
Peer Group

The Harvest Peer group does not accurately portray the companies that Green Dot considers its prepaid industry peers.

Green Dot has materially out-performed our Prepaid Industry Peer Group and the Harvest Peer Group in the last 12 months.

GREEN DOT CORPORATION
reinventing personal banking for the masses

Source: Financial data compiled from FactSet
**Peers include the following: MoneyGram, Western Union, Total System Services, WEX, American Express, Blackhawk, Euronet, H&R Block, Cardtronics, Meta Financial, and BofI.*
***Harvest peers include full list on page 38 of Harvest's April 27, 2016 deck.*

32

3-Year Stock Price Performance (3/31/13 – 3/31/16)

Prepaid Industry Peer Group*



70%
60%
50%
40%
30%
20%
10%
0%
(10%)
(20%)
04/01/13
10/01/13
04/01/14
10/01/14
04/01/15
10/01/15
37.5%
3.9%

Harvest Peer Group**



100%
80%
60%
40%
20%
0%
(20%)
04/01/13
10/01/13
04/01/14
10/01/14
04/01/15
10/01/15
75.4%
37.5%

Green Dot

Peer Group

Green Dot has materially out-performed our Prepaid Industry Peer Group. The Harvest Peer group does not accurately portray the companies that Green Dot considers its prepaid industry.

GREEN DOT CORPORATION
reinventing personal banking for the masses

Source: Financial data compiled from FactSet

**Peers include the following: MoneyGram, Western Union, Total System Services, WEX, American Express, Blackhawk, Euronet, H&R Block, Cardtronics, Meta Financial, and BofI.*

***Harvest peers include full list on page 38 of Harvest's April 27, 2016 deck.*

33

5-Year Stock Price Performance (3/31/11 – 3/31/16)

Prepaid Industry Peer Group*


100%
80%
60%
40%
20%
0%
(20%)
(40%)
(60%)
(80%)
01/02/12
01/01/13
01/01/14
01/01/15
01/01/16
41.7%
(46.5%)

Harvest Peer Group**


250%
200%
150%
100%
50%
0%
(50%)
(100%)
01/02/12
01/01/13
01/01/14
01/01/15
01/01/16
224.0%
(46.5%)

Green Dot
Peer Group

Green Dot has under performed both peer groups based on 5-year returns. However, as noted, Green Dot's 5-year returns include a period in 2011 when our business performed exceptionally well, but our stock price corrected <u>from a lofty post-IPO</u> valuation. This MATERIALLY distorts our 5-year returns.

GREEN DOT CORPORATION
reinventing personal banking for the masses

Source: Financial data compiled from FactSet

**Peers include the following: MoneyGram, Western Union, Total System Services, WEX, American Express, Blackhawk, Euronet, H&R Block, Cardtronics, Meta Financial, and BofI.*

***Harvest peers include full list on page 38 of Harvest's April 27, 2016 deck.*

34

Stock Price Performance Since 7/27/12 Post-Correction From Q2 2012 Earnings Call 35 Green Dot Peer Group Prepaid Industry Peer Group* Harvest Peer Group** When you compare Green Dot’s performance from the time it proactively warned investors on the Q2 2012 earnings call of the increasing level of competition and tightened risk controls, Green Dot has substantially OUTPERFORMED its Prepaid Industry Peer Group as well as the Harvest Peer Group. Note: As of May 4, 2016. Source: Financial data compiled from FactSet *Peers include the following: MoneyGram, Western Union, Total System Services, WEX, American Express, Blackhawk, Euronet, H&R Block, Cardtronics, Meta Financial, and BofI. **Harvest peers include full list on page 38 of Harvest’s April 27, 2016 deck.

36 Harvest’s High Risk Plan

Harvest's High Risk Plan: The Facts

Reconstitute the Board	X	• Green Dot conducted an open process to add fresh perspectives to the Board; Harvest refused to participate • Harvest refused multiple settlement proposals • Mr. Gresham declined to be appointed. Harvest's other nominees are not suitable
Fire Steve Streit Install Unknown CEO	X	• Mr. Streit is the right leader for Green Dot. He maintains key customer and regulatory relationships, has a long-tenured, capable staff and owns 4.2+ million shares of the Company's stock • His product and business strategies are working, having successfully guided the company to its top spot through an incredibly turbulent period
Realign Strategic Objectives	X	• Company's strategy and objectives are aligned with driving long term shareholder value; Six-Step Plan to drive earnings of $1.75+ Non-GAAP EPS in 2017 • Board to hold Mr. Streit accountable for financial performance • Q1 financial results demonstrate the Company's plan is working
Right-Size the Cost Structure	**NOT NEW**	• Green Dot launched major platform initiatives in 2015 that are expected to drive – ~$11 million in cost reductions in 2016* – In excess of $20 million in savings at full year run-rate in 2017**
Explore Consumer Lending and Banking Efficiencies	**NOT NEW**	• The Company sought lending approval in 2014 • Received it in late 2015 • Launching products and services in 2016

Source: *Company Filings, **Company Filings

GREEN DOT CORPORATION
reinventing personal banking for the masses

Green Dot's board has the right value creation strategy, is focused on performance and is holding management accountable

37

Get to know Harvest’s Nominees 38 Nino Fanlo Owns 4,000 GDOT shares(1) Phil Livingston Owns 4,050 GDOT shares(2) George Gresham Owns no GDOT shares X X X

Nino Fanlo Harvest describes him as an “accomplished financial services executive.”(3) • Failed CEO of KKR Financial Holdings (previously NYSE:KFN). Under Fanlo’s leadership KFN share price declined 97%(4) • In December 2008 Fanlo was replaced by KKR(5) • Fanlo was sued in U.S. Federal Court and in California Superior Court by shareholders claiming that he breached his fiduciary duties by failing to acknowledge the Company’s exposure to mortgage debt(6) • Separated from Capmark Board prior to the end of term few months before the company declares for bankruptcy(7) • We were informed that, in reference checks with a number of former colleagues, some described Mr. Fanlo as volatile, having interpersonal issues and alleged that he was terminated from KFN for behavior unbecoming of a senior executive 39

“[KKR] has changed the leadership and focus of its underperforming and publicly traded debt business, KKR Financial. KKR replaced [CEO] Saturnino Fanlo……in order to convince investors that it is doing everything it can to turn around its business.”(14) Fanlo’s Epic Track Record of Value Destruction at KKR Financial 40 $0 $5 $10 $15 $20 $25 $30 $35 KKR Financial Performance (NYSE: KFN) 2/15/07 – 12/15/08(8) Fanlo downplays KFN’s exposure to mortgage backed securities, claiming that the Company was doing well and had sufficient liquidity(9) KFN announces a net loss of approx. $40.0MM on sale of residential mortgage assets(10) In 2007 KFN losses $100.2 million(11) Under Fanlo, KFN loses $1.2 billion in the 4Q ’08(13) KFN stock closes at $0.75 per share the day Fanlo abruptly departed; stock down 97% during his tenure(12) Would you want Nino Fanlo on your board?

41 Philip Livingston Harvest calls him an outstanding “roll up your sleeves” executive that they “meticulously recruited” Jeff Osher says Philip Livingston has been “meticulously recruited” to serve on Green Dot’s board and to even step-in to run the company.(15) Nevertheless, questions about his credentials include: • He claims on both his LinkedIn and Twitter resumes that he holds the position of Chief Operating Officer of “UASUSA,” a manufacturer of small drone devices. But a UASUSA press spokesperson stated that the COO is a different individual. We believe Mr. Livingston is a salesman at UASUSA and has only been employed there for 90 days.(16) • On Mr. Livingston’s website (phillivingston.com) he indicates he is a CPA. But it is alleged in a recent lawsuit filed in another activist campaign that Mr. Livingston hasn’t had a CPA license for over a decade.(17) Litigation history raises questions regarding his suitability as a director • Named in two lawsuits in the past 90 days in his capacity as a director nominee in another activist campaign(18)

42 Philip Livingston Harvest calls him an outstanding “roll up your sleeves” executive that they “meticulously recruited” Appointed CEO of Ambassadors Group (NASDAQ: EPAX) as part of a dissident takeover. • He then told investors: “The company will in the long term deliver profitability.”(19) • Sixteen months later, Mr. Livingston told investors “we are closing the business after over 5 years of declining revenue and profits.”(20)

43 Livingston’s Track Record - Value Destruction at Ambassadors Group $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 $4.5 $5.0 Sto c k Pric e Ambassadors Group Stock Price Performance (NASDAQ:EPAX) 7/30/2014 - 10/23/15(21) Livingston states the Company will in the long- term deliver profitability, a stronger balance sheet and shareholder value.(22) Ambassadors’ shareholders voted to approve the dissolution of the company on October 13, 2015(24) On October 23, 2015, Ambassadors was dissolved and its stock delisted from trading on NASDAQ, 61% decline from the July announcement(23) Would you want Phil Livingston on your board? Harvest thinks he’s qualified to serve as an interim executive

Questionable Judgment • Mr. Livingston has posted on social media expressing seemingly controversial views inappropriate of a public board member of any company, let alone a company as highly regulated and politically sensitive as Green Dot • Recent tweets address topics including: African Americans and diversity, “black cops” compared to “white cops,” and his frustration with Wells Fargo • He accuses leading African American Public Relations executive and President of the Academy of Motion Picture Arts and Sciences, Cheryl Boone Isaacs, of making her organization sound “stupid” in response to her speech about the need for the Academy to do a better job of being inclusive of people of color. • Additionally, while Mr. Livingston may think Wells Fargo “treats people like crap,” Wells Fargo treats Green Dot very well as it serves as one of its most important business partners, including serving as co-lead for its debt syndicate. 44

Mr. Livingston shares concerning views on social media 45 Investors need to know the truth about Harvest’s candidates

Livingston’s reckless use of social media Would you want a person with this kind of judgment serving on the board of Green Dot? 46

George Gresham • Owns no GDOT stock • Former CFO of NetSpend Holdings Inc. • Interviewed for Green Dot CFO position in 2015 • Declined to continue to pursue the CFO interview process, further indicating he was not willing to re- locate to California • Never served on a public board of directors • An architect of NetSpend’s overdraft fee plan that is now the subject of pending regulation • In an effort to help settle the proxy contest in a mutually fair manner, Green Dot offered to appoint George Gresham directly to the Board as part of its search process for new board members; he declined 47

Can You Trust Jeff Osher and Harvest? – While its clear that Harvest is deeply unhappy with Green Dot’s board and CEO, it is not clear that Harvest has any viable plan – Of the plans that Harvest does propose, they appear to be a copy of those plans announced and put into action by the Company prior to Harvest’s 13D filing – Harvest’s plans for Green Dot’s balance sheet and lending initiatives would not be allowable under Green Dot’s regulatory guidelines as a bank holding company – Based on the unusually personal nature of Harvest’s attacks, the fact that Harvest has refused to engage in any way to settle, Harvest’s failure to acknowledge any of the company’s demonstrable progress and the concerning nature of Mr. Osher’s choice of board candidates in aggregate, in our view, should leave investors questioning Harvest’s motives 48

Can You Trust Jeff Osher and Harvest? • They’ve been praising Green Dot and Mr. Streit privately prior to filing their 13D: – “We are highly confident you are acting in a manner that is in the best interest of long-term shareholders.” • 2/06/14 email from Don Destino, COO of Harvest Capital, to management of Green Dot – “We are big advocates of Green Dot, the vision, and Steve Streit.” • 2/11/15 email from Jeff Osher, Portfolio Manager of Harvest Capital, to management of Green Dot – “As always, I appreciate the dialogue and your responsiveness. We are very much on the same team (wearing Green Dot uniforms).” • 3/11/15 email Jeff Osher, Portfolio Manager of Harvest Capital, to management of Green Dot 49

Harvest has the Wrong Agenda and CANNOT Be Trusted  Harvest has offered no new ideas or strategy  Harvest essentially copied the Green Dot’s December 2015 investor presentation as the “Harvest Plan,” and now wants to appoint 3 directors – and a new CEO  Harvest has failed to recognize the achievements of management and the board during an unprecedented period of change brought on by substantial competition from several of the largest financial institutions, key customer renewals and product adjustments to protect against fraud disruption and regulatory threats  Harvest’s objective is to reset the Board and terminate the CEO at a time when shareholders are just beginning to realize the financial rewards of the Company’s winning strategy and execution  If Harvest succeeds in effecting change, it’s not clear what they would do next or if they even have a plan you can trust 50

51 Harvest’s Misrepresentations

Harvest's Platform is Based on Misrepresentations and Untruths 52 The Facts Unlimited access to the board and independent directors as well as hundreds of meetings, phone calls and emails with management and Board members; yet Harvest discontinued private engagement and launched disruptive public campaign; dismissed multiple settlement proposals; anything short of adopting Harvest’s full agenda is considered unconstructive Has not put forward any coherent strategic plan - essentially copied Green Dot’s Dec. 2015 disclosure, suggested adding three dissident nominees and terminating CEO This proposal demonstrates Harvest’s lack of industry knowledge and understanding of the bank regulatory environment within which Green Dot operates. Mr. Streit, management and the Board guided the Company through an unprecedented competitive environment from 2012-2015, yet still grew revenue and Adjusted EBITDA. Competitors are now retreating Mr. Streit and management have successfully diversified our revenue away from Walmart – from 63% in 2010 to 46% in 2015. Green Dot’s executive officers have an average tenure of 7 years Green Dot’s significant acquisitions have performed consistent with expectations provided in the Company’s financial guidance. Green Dot has the most active new product development pipeline in the Company’s history. Harvest False Claims(25) “We want to re-emphasize that Harvest’s preferred path remains a constructive engagement with the Board.” “We have a plan for creating long-term shareholder value.” Green Dot Bank’s “capital base can support a portfolio of several billion dollars of state and federal government guaranteed debt…” “Mr. Streit didn’t appropriately diversify the business.” “Mr. Streit failed to anticipate competitive threats.” “Mr. Streit didn’t attract and retain executive talent.” “Mr. Streit didn’t deliver on acquisition targets.” “Mr. Streit didn’t drive product development.”

Harvest's Platform is Based on Misrepresentations and Untruths

Harvest False Claims[26]	The Facts
"Mr. Streit has failed to generate returns for shareholders."	Green Dot's stock price has appreciated over 35% since the company disclosed its new product initiatives in December 2015. Total Shareholder returns on a 1 and 3 year basis have outperformed our Prepaid Industry Peer Group.
"Sell-side analysts support Harvest's campaign."	JP Morgan, Deutsche Bank and Jefferies all have positive views of Green Dot's Six-Step Plan.
"Green Dot has underperformed NetSpend."	All of Harvest's calculations include overdraft fees which analysts' estimate are over 40% of NetSpend's profit and are at risk under new CFPB proposed rules.[27]
"Green Dot poorly executed MoneyPak's removal"	The removal required months of planning and analysis with customers and regulators. As such, Green Dot retained the significant portion of its reloading customer base and transitioned retailers to swipe reloading.
"Management squandered capital in Loopt acquisition."	The acquisition of Loopt created what is today the technology that runs GoBank, Uber and the current prepaid products platform. This technology is driving millions of dollars of savings in 2016
"TPG has fallen short of expectations"	Harvest misquotes the difference between acquired revenue and GAAP revenue; transactions counts and EBITDA have performed as expected
"Mr. Streit is not viewed favorably by employees. "	The identity of even a single individual Harvest purportedly interviewed who criticized Mr. Streit's management style remains hidden – yet Harvest used Glassdoor postings, which are low quality anonymous online postings as proof of employees' unfavorable views of Mr. Streit

GREEN DOT CORPORATION
reinventing personal banking for the masses
53

54 The Real Tale of The Tape Total Revenue 2015 Total EBITDA 2015 EBITDA Margins (Q1 and 2016E) Most Active Cards (2015) Retail Distribution (2015) GDV/Card Growth (Q1 2016) Sustainable Business Model Pending Regulatory Risk to Profit Consumer Reports Rating NO MATERIAL WORST X X X X X X #1 #1 #1 #1 #1 #1 YES NONE BEST

55 Conclusion

Green Dot Is Creating Significant Shareholder Value Don’t Derail the Company’s Positive Momentum • Green Dot’s stock has appreciated 35%* since management publicly disclosed new initiatives to drive future growth • Green Dot’s clear Six-Step Plan is on track – investors are just beginning to realize the financial rewards of the Company’s winning strategy and execution • Green Dot’s Board’s nominees have the right experience to oversee the execution of Green Dot’s current strategy and enhance long-term shareholder value • Wrong time to effect board and senior leadership changes, damage key business and regulatory relationships and destabilize the Company’s ability to execute • Harvest has no track record, has proposed no plan, doesn’t understand our bank holding company limitations, has proposed two questionable board nominees and they have insisted that any outcome short of Harvest’s full agenda is considered unacceptable 56 Vote FOR Our Nominees on the WHITE proxy card Source: *FactSet

57 Appendix

Endnotes

1. Company filings
2. Harvest 13D Filing
3. Ibid
4. Harvest Additional Soliciting Material filed with SEC on April 27, 2016
5. FactSet
6. Heidi Moore, "KKR: Goodbye to All That" Wall Street Journal, December 16, 2008
7. Information obtained from an independent corporate investigative services firm retained by Green Dot for the purpose of conducting due diligence on proposed board members.
8. Yahoo Finance
9. FactSet
10. KKR Financial Corp (2007) Q4 FY 2006 4th Earnings Call Transcript
11. KFN Form 8-K filed August 15, 2007
12. KFN Form 10-K filed February 28, 2008
13. FactSet
14. KFN Form 8-K filed March 2, 2009
15. Heidi Moore, "KKR: Goodbye to All That" Wall Street Journal, December 16, 2008
16. Harvest Additional Soliciting Material filed with SEC on April 27, 2016
17. "Ashford Prime Applauds Sessa's Decision To Dismiss Its Misguided Maryland Litigation," Ashford Hospitality Prime, Inc. press release, March 15, 2016
18. "Ashford Prime Seeks Declaratory Judgement Confirming Sessa's Slate Is Ineligible to Stand For Election," Ashford Hospitality Prime, Inc. Press Release, March 11, 2016
19. "Ambassadors Group, Inc. Reports Results for the First Six Months and Second Quarter 2014," Ambassadors Group, Inc. press release, July 30, 2014
20. EPAX Form 8-K filed October 13, 2015
21. FactSet
22. "Ambassadors Group, Inc. Reports Results for the First Six Months and Second Quarter 2014," Ambassadors Group, Inc. press release, July 30, 2014

GREEN DOT CORPORATION
reinventing personal banking for the masses
58

Endnotes 23. FactSet 24. EPAX Form 8-K filed October 13, 2015. 25.Claims compiled from Harvest 13D Filing, Harvest Proxy Statement filed with SEC on April 19, 2016, and Harvest Additional Soliciting Material filed with SEC on April 27, 2016 26. Ibid 27.NetSpend analyst estimates 59